Exhibit 99.1

SABRE HOLDINGS CORPORATION

RESTRICTED STOCK AGREEMENT

Sabre Holdings Corporation (the “Company”) granted to you on the Grant Date below an award of Common Stock (as defined in the Plan) equal to the Number of Shares set forth below (the “Shares”), subject to the terms and conditions set forth in this Restricted Stock Agreement (“Agreement”).

RECIPIENT NAME:
EMPLOYEE NUMBER:
SOCIAL SECURITY:
GRANT DATE:	January [ ], 2005
NUMBER OF SHARES:

RESTRICTED PERIOD: EXPIRATION DATES:

The Shares are subject to restrictions described in
Appendix A. Except as otherwise provided in
Appendix A, the restrictions will expire as of the
market close on the dates and as to the portion of
the Shares specified in the table below:

	Dates	Shares
January [ ], 2006
January [ ], 2007
January [ ], 2008
January [ ], 2009

This Agreement is governed by and includes the terms and conditions set forth in Appendix A, Appendix B and Appendix C delivered herewith (respectively, “Appendix A,” “Appendix B” and “Appendix C”) and in the Company’s Amended and Restated 1996 Long-Term Incentive Plan effective May 14, 2002 (the “Plan”), all of which are made part of this Agreement and incorporated herein by this reference.

This Agreement and the Shares will only be accepted by your signing the enclosed copy of this Agreement and returning it by [          ], 2005 to Sabre Executive Compensation, 3150 Sabre Drive, MD 8101, Southlake, TX  76092.

By signing below you (“Employee”) accept and agree to all of the terms and conditions of this Agreement and also acknowledge receipt of a copy of the Plan and the Plan’s Summary Plan Description.

SABRE HOLDINGS CORPORATION	RECIPIENT

By:
James F. Brashear	[ ]
Corporate Secretary	Employee

SABRE HOLDINGS CORPORATION

RESTRICTED STOCK AGREEMENT

APPENDIX A

Your award of Shares is subject to the following additional terms and conditions:

1.)           Conditions of this Agreement

a.)           You specifically recognize and affirm that the terms of the Employee Intellectual Property and Confidentiality Agreement (the “IP Agreement”), previously executed by you, are material and important terms to this Agreement, and you further agree that should all or any part or applications of Sections II of the IP Agreement be held or found invalid or unenforceable for any reason whatsoever by a court of competent jurisdiction or by a valid arbitrator in an action between you and the Company, the Company shall be entitled to receive from you all Shares held by you as a result of this Agreement, or if you have sold, transferred or otherwise disposed of Shares obtained by this Agreement, shall be entitled to receive from you an amount equal to any and all monetary value obtained by you as a result of the Shares granted under this Agreement.

2.)           Restricted Period

a.)           Subject to prior forfeiture of the Shares pursuant to Section 5 below, the Restricted Period begins on the Grant Date shown in the Agreement and will expire on the Restricted Period Expiration Dates shown in the Agreement except that as described in this Appendix A the Restricted Period may terminate early as to some or all of the Shares.

3.)           Early Termination of Restricted Period

a.)           In its sole discretion, the Board or the Committee may accelerate the Restricted Period Expiration Date as to some or all of the Shares.

b.)          If, notwithstanding Section 5 below, before the restrictions have expired as to all of the Shares, you are involuntarily terminated for any reason other than for Cause (as defined in the Plan) or non-performance, (i) your restricted Shares that would have vested within 90 days of your termination (“Saved Shares”) shall not be forfeited unless and until you fail to sign an Agreement and General Release (“AGR”) acceptable to the Company by the required deadline, and (ii)  if such AGR is executed by the required deadline, then any remaining restrictions on the Saved Shares will lapse on the later of (A) the Restricted Period Expiration Date occurring within 90 days of your termination or (B) the execution date of the AGR.  All other Shares that remain subject to restrictions will be forfeited, unless the Board or the Committee determines otherwise in its sole discretion.

4.)           Restrictions.

a.)           During the Restricted Period, you shall not sell, pledge, assign, transfer, hypothecate, or otherwise dispose of the Shares, and the Shares shall not be subject to execution, attachment or similar process.  Any attempt during the Restricted Period to sell, pledge, assign, transfer, hypothecate, or otherwise dispose of Shares, or to subject Shares to execution, attachment or similar process, shall be void ab initio and may result in the entire Award becoming immediately null and void, in the sole discretion of the Board or the Committee.  The Board or Committee may, in its sole discretion, impose other restrictions including, but not limited to, those applicable under any federal or state statute or common law, rule or regulation, or any rule or regulation of any securities exchange on which the stock may be listed, or any rule or policy the Company may from time to time adopt, including but not limited to block trades, window periods, black-out periods, etc.

b.)          The Board or the Committee may, in its sole discretion, waive any or all of the restrictions in whole or in part.

5.)           Termination of Employment.  If your employment with the Company terminates for any reason whatsoever (including without limitation, retirement), except as stated in section 3.b. of this Appendix A, all Shares that are then subject to restrictions will be forfeited, unless the Board or the Committee determines otherwise in its sole discretion.

6.)           Death. In the event of your death, any remaining restrictions will immediately lapse.  Your estate or designated beneficiary for Basic Group Life Insurance will receive the remaining Shares that lapse in the event of your death.

7.)           Total and Permanent Disability.  In the event of your total and permanent disability, any remaining restrictions will immediately lapse.  “Total and permanent disability” is defined as your permanent inability to perform the essential functions of your job with or without reasonable accommodation as determined by the Board or Committee in its sole discretion.

8.)           Delivery of Shares.  Upon each Restricted Period Expiration Date, your account at the Company’s authorized broker will be credited with the number of Shares specified for that date in the Agreement, except as otherwise provided in this Appendix A.

9.)           Stockholder Rights.  Except as otherwise provided in the Agreement, this Appendix, and the Plan, you will have with respect to the Shares all the rights of a holder of Common Stock, including the right to vote the Shares and the right to dividends and other distributions, if any.

a.)           In the event of an ordinary cash dividend, you will receive cash dividends unless the Board or Committee determines in its sole discretion that in lieu of cash, the number of Shares may be adjusted upwards.  In the event of a stock split, stock dividend, combination of shares, large non-recurring cash dividend, re-capitalization or other change in the capital structure of the Company or merger, consolidation, reorganization, issuance of rights or warrants to purchase securities or any other corporate transaction or event having an effect similar to any of the foregoing, the number of Shares may be adjusted upward or downward in the sole discretion of the Board or the Committee.

b.)          In the event of either (i) the Board or Committee determining that in lieu of cash for ordinary dividends, the number of Shares will be adjusted upward or (ii) a stock split, stock dividend, combination of shares, large non-recurring cash dividend, re-capitalization or other change in the capital structure of the Company or merger, consolidation, reorganization, issuance of rights or warrants to purchase securities or any other corporate transaction or event having an effect similar to any of the foregoing and in which the Board or Committee determines Shares will be adjusted upwards, to the extent additional shares of Restricted Stock (and additional shares in general) are available under Sections 3 and 15(e) of the Plan, any dividends or other distributions made with respect to Shares that are subject to restrictions shall be automatically reinvested in additional shares of Common Stock, which shall be thereafter be treated as Shares hereunder that will be subject to all of the restrictions, terms and conditions that apply to the underlying Shares with respect to which such dividends or other distributions are issued.  The Restricted Period Expiration Dates for those additional Shares shall be determined by allocating those additional Shares pro rata among the remaining Restricted Period Expiration Dates, unless otherwise determined by the Board or the Committee in its sole discretion.  To the extent that additional shares of Restricted Stock are not available under Sections 3 and 15(e) of the Plan, then the amount of the excess dividend or other distribution made during the Restricted Period will be credited to a balance sheet account in your name and converted into an Other Stock-Based Award under Section 10 of the Plan, in the form of a Phantom Stock Unit, for the deemed acquisition of the number of shares of Stock which could be purchased with the dividend or other distribution based on the then current Fair Market Value of the Common Stock.  The Phantom Stock Unit will appreciate (or depreciate) in value based on the appreciation (or depreciation) of the actual Common Stock, and will be subject to all the same restrictions and forfeiture provisions, and other terms and conditions as Restricted Stock.  Upon each Restricted Period Expiration Date, unless there has been a prior forfeiture, you will receive a cash payment (less applicable tax withholding) equal to (a) the then current Fair Market Value of the Phantom Stock Units credited to your account multiplied by (b) the ratio of (i) the number of Shares as to which restrictions are expiring on that Restricted Period Expiration Date, over (ii) the number of Shares subject to restrictions immediately before that Restricted Period Expiration Date.

10.)                             Award Subject to the Plan.  Your Award is subject to all the terms and provisions of the Plan and you agree to abide by and be bound by all rules, regulations and determinations of the Company, the Company’s Board or the Committee now or hereafter made in connection with the administration of the Plan.

11.)                             Governing Law.  This Agreement shall be governed by, and construed, interpreted and enforced under, the laws of the State of Delaware, without giving effect to the principles of conflicts of law.  You agree to venue in Tarrant or Denton county Texas.

12.)                             Entire Agreement.  The Agreement, including this Appendix and the Plan, constitute the entire agreement between you and the Company relating to this subject matter.  No other prior or contemporaneous agreements, promises, representations, covenants, warranties, or any other undertaking whatsoever respecting such matters shall be deemed in any way to exist or to bind any of the parties.  You acknowledge and agree that you have not executed the Restricted Stock Agreement in reliance on any such other agreement, promise, representation, covenant, warranty, or undertaking.  Neither the Restricted Stock Agreement, nor this Appendix, nor the Plan has been or may be orally modified.  All modifications must be agreed to in writing and signed by both parties.  The Award will not constitute or be any evidence of any agreement or understanding, express or implied, on the part of the Company or its Affiliates or Subsidiaries to employ you for any specified period of time.

END OF APPENDIX A

SABRE HOLDINGS CORPORATION

RESTRICTED STOCK AGREEMENT

APPENDIX B

The purpose of this memorandum is to provide you with a brief overview of the potential United States federal income tax consequences arising from the grant of certain restricted stock (“Shares”) by Sabre Holdings Corporation (the “Company”) to you pursuant to the Restricted Stock Agreement, a copy of which is included with this memorandum.

The following discussion of the federal income tax consequences of the grant and vesting of the Shares is intended to be a summary of applicable federal income tax law as currently in effect.  State, local and foreign tax consequences may differ, and tax laws may be amended or interpreted differently during the term of the Plan or of the vesting period for the Shares.  This memorandum does not discuss all federal tax provisions that may apply to your particular tax situation, including federal gift tax, estate tax and alternative minimum tax issues.  Because the federal income tax rules governing restricted stock and related payments are complex, subject to frequent change, and depend on individual circumstances, you should consult your individual tax advisor.

In general, the value of the Shares transferred to you by the Company as compensation for services you perform will be includible in your gross income as ordinary wage income in the first taxable year in which either (a) your rights to such Shares are not subject to a substantial risk of forfeiture or (b) you can transfer the Shares free of the risk of substantial forfeiture, whichever occurs earlier.  In other words, you generally will be subject to tax when the restrictions on the Shares lapse.  Except as provided below, until such restrictions lapse, the income attributable to such Shares will not be subject to federal income tax.  At the time the restrictions on the Shares lapse, you will be subject to federal income tax on the fair market value of such Shares at a rate that (under current tax laws) could be as high as 35 percent.  In addition, state income tax, Federal Insurance Contributions Act tax (i.e., Social Security and Medicare taxes), and other taxes may apply.  Your holding period for capital gains purposes generally will begin on the date(s) the restrictions on the Shares lapse (or the date of grant if you file the Section 83(b) election discussed below).

Alternatively, you may be able to make an election under Internal Revenue Code Section 83(b)(1) to include in your gross income the fair market value of the Shares on the date of grant (instead of the time at which the restrictions on the Shares lapse), with the amount of gross income based on the then fair market value of the Shares.  The fair market value of the Shares to be reported as gross income generally will not be reduced for any restrictions on the Shares.  The advantage of making a Section 83(b) election (and, consequently, accelerating the timing of the taxation of income) is that any future appreciation in the Shares won’t be subject to federal income tax until

(1)   The election must be made within 30 days after the date on which you are granted the Shares pursuant to the Restricted Stock Agreement.  The election, which must be in writing, must also meet certain criteria set forth in Treasury Regulations issued pursuant to Section 83(b).  Please contact your tax advisor if you wish to make a Section 83(b) election to insure that such election is properly and timely made.

you sell such Shares and, when you do so, such appreciation will be subject to tax at capital gain rates, which generally equal 15 percent for long-term capital gains (if the Shares are held for more than one year and sold after May 5th, 2003).

To illustrate the application of the Section 83(b) election, assume that (a) you are granted 1000 Shares in year 1 when their value equals $100 per Share, (b) the restrictions on the Shares lapse in year 2 when each Share is worth $160, and (c) you sell the Shares in year 3 for $200 per Share.  If you do not make a Section 83(b) election, then you would be treated in year 2 as receiving $160,000, which would be taxable at ordinary income rates and as realizing $40,000 of capital gain in year 3, which would be taxable at long-term capital gain rates if you held the Shares for more than one year from the date the restrictions lapse.  If you do make a Section 83(b) election, then you would be treated in year 1 as receiving $100,000, which would be taxable at ordinary income rates and, in year 3, you would be treated as realizing $100,000 of capital gain, which would be taxable at long-term capital gain rates (i.e., generally 15 percent).

As you can see from the illustration above, a Section 83(b) election may be beneficial because of the deferral of tax on the $100,000 post-election increase in the value of the Shares until year 3 and the taxation of the entire $100,000 post-election increase at long-term capital gain rates (rather than only $40,000 if no election was made).  Please keep in mind, however, that the reason why tax deferral is available is because there is a substantial risk that, pursuant to the terms of the Restricted Stock Agreement, your rights to the Shares could be forfeited.  If you do forfeit your rights to the Shares – for example, because you voluntarily terminate employment — you would not be entitled to a refund of any federal income tax you paid upon making the Section 83(b) election, but you would be entitled to treat the forfeiture as if it was a sale of the Shares at a loss, which would be treated as a capital loss for federal income tax purposes.  The rules for deducting capital losses from ordinary income, however, are quite restrictive (i.e., only net capital losses can be deducted from ordinary income, and only up to $3,000 per year, with the remainder being a carryover to other years).

The example above, which assumes that the value of the Shares increases after the date of their grant, illustrates a benefit that may arise from making the Section 83(b) election.  Please note, however, that where the value of the Shares remains below their fair market value after a Section 83(b) election is made, the recipient of such Shares could be subject to tax while not ever obtaining any economic benefit.  The following example illustrates such a negative impact:

On July 1, 2003, P Corporation grants to E (an employee of P) 1,000 Shares of P common stock when its fair market value equals $10 per Share.  Through July 1, 2005, the stock is subject to substantial risk of forfeiture and nontransferability restrictions.  E makes the Section 83(b) election and, as a result, is subject to tax (at ordinary income tax rates) on $10,000 (1,000 Shares at $10 per Share).  If the Share value depreciates thereafter and never rises above $10 per Share, then E’s decision to make the Section 83(b) election was not economically beneficial as E will be subject to tax on $10,000 (at ordinary income tax rates) in 2003, and any loss on the subsequent disposition of the Shares (once any restrictions lapse) will be treated as a capital loss (the utilization of which will be substantially limited, as described above).

As you can appreciate, the rules governing restricted stock awards are complex and call for careful tax planning strategies to be implemented.  Furthermore, the description set forth above does not address any state (or other non-federal income) tax laws to which you may be subject with respect to the Shares.  As noted above, we strongly encourage you to consult with your personal tax advisor to determine whether it may be beneficial for you to make the Section 83(b) election with respect to the Shares.

END OF APPENDIX B

SABRE HOLDINGS CORPORATION

RESTRICTED STOCK AGREEMENT

APPENDIX C

Your award of Shares is subject to the following additional terms and conditions:

1)              If you decide to make an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to the Shares (“Election”), then you must notify the manager of the Company’s Executive Compensation department, in writing or by electronic mail, of your intent to make such Election as soon as practical, but in no event later than ten (10) days after the Grant Date.

2)              Within ten (10) days of the Company’s receipt of your notice of intent to make the Election, the Company shall inform you of the amount of withholding taxes attributable to the Election.

3)              Within ten (10) days of the Company informing you of the amount of withholding taxes attributable to the Election (and, in all events, within thirty (30) days of the Grant Date), you shall (a) pay to the Company the amount of withholding taxes attributable to the Election, (b) properly and timely file a statement memorializing the Election in accordance with Treasury Regulation Section 1.83-2 (or any successor or similar provision), and (c) within forty-five (45) days of the Grant Date, provide the Company with a copy of the statement memorializing the Election (as required by Treasury Regulation Section 1.83-2(d) (or any successor or similar provision)).

4)              The Company will include the amount of income imputed to you (and the amount of taxes paid by you as referenced in 3.(a) above) as a result of making the Election on your next payroll check or as soon as administratively feasible.  The amount of imputed income will equal the excess of the fair market value of the Shares on the Grant Date (determined without regard to any restrictions) over the amount (if any) that you paid for such Shares.

END OF APPENDIX C

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